WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.




                             BYLAWS
                               OF

                 HARRELL HOSPITALITY GROUP, INC.


                            ARTICLE I

                             OFFICES

          Section 1.     Registered Office.  The registered
office shall be located in the City of Wilmington, County of New
Castle, State of Delaware.

          Section 2. Other Offices. The corporation may also have offices at such other places, either within or without the State of Delaware, as the board of directors may from time to time determine or as the business of the corporation may require.

                           ARTICLE II

                     MEETING OF SHAREHOLDERS

          Section 1.     Place of Annual Meeting.  All annual
meetings of shareholders shall be held at the offices of the corporation in the City of McKinney, State of Texas, or at such other place, within or without the United States of America, as may be designated by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. Special meetings of shareholders may be held at such place, within or without the United States of America, and at such time as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

          Section 2. Date of Annual Meeting. Annual meetings of shareholders shall be held within the first calendar quarter of each year at such date and time within such calendar quarter as may be set by resolution of the Board of Directors, at which annual meeting the shareholders shall elect a board of directors and transact such other business as may properly be brought before the meeting.

          Section 3.     Call of Special Meetings.  Special
meetings of the shareholders may be called by the president, the board of directors or the holders of not less than one-tenth
(1/10) of all shares entitled to vote at the meetings.

          Section 4.     Notice of Special Meeting.  Written or
printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.
See also ARTICLE IV.

          Section 5.     Business of Special Meeting.  Business
transacted at any special meeting shall be confined to the purposes stated in the notice thereof.

          Section 6.     Quorum.  The holders of a majority of
the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at meetings of shareholders except as otherwise provided by law or by the articles of incorporation.
If, however, a quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified and called. The shareholders present at a duly organized meeting may continue to transact business notwithstanding the withdrawal of some shareholders prior to adjournment, but in no event shall a quorum consist of the holders of less than one-third (1/3) of the shares entitled to vote and thus represented at such meeting.

          Section 7.     Majority Action.  Except as otherwise
provided by these bylaws, the articles of incorporation or by law, the vote of the holders of a majority of the shares entitled to vote and thus represented, either in person or by proxy, at a meeting at which a quorum is present shall be the act and deed of the shareholders. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

          Section 8.     Voting.  Each outstanding share,
regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class are limited or denied by the articles of incorporation or the Delaware General Corporate Law. At each election for directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote; however, the votes may not be cumulated. All elections of directors shall be by written ballot, unless otherwise provided in the articles of incorporation. Any other vote may be taken by voice or by show of hands unless someone entitled to vote objects, in which case written ballots shall be used.

          Section 9.     Proxies.  A shareholder may vote either
in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after three (3) years from the date of its execution unless otherwise provided in the proxy. A proxy shall be revocable unless expressly provided therein to be irrevocable and is coupled with an interest sufficient in law to support an irrevocable power, or unless otherwise made irrevocable by law.
Each proxy shall be delivered to the Secretary of the corporation prior to or at the time of the meeting.

          Section 10.    Record Date.  In order that the
corporation may determine the shareholders entitled to: (i)
notice of or vote at any meeting of shareholders or any
adjournment thereof, (ii) express consent to corporate action in writing without a meeting, (iii) receive payment of any dividend or other distribution or allotment of any rights, or (iv)
exercise any rights in respect of any change, conversion or
exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, or more than sixty (60) days prior to any other action.  If  no record date is fixed by the board of directors, the record date for determining the
shareholders entitled to notice or to vote shall be the close of business on the day next preceding the day on which the notice of the meeting is mailed, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  If  no record date is fixed by the board of directors, the record date for determining the shareholders entitled to consent to corporate action in writing without a meeting (when no prior action by the board of directors is required by statute)
shall be the first date on which a signed written consent is
delivered to the corporation.   If  no record date is fixed by
the board of directors, the record date for determining the
shareholders entitled to consent to corporate action in writing without a meeting (when prior action by the board of directors is required by statute) shall be the close of business on the day on which the board of directors adopts the resolution taking such
prior action.    If  no record date is fixed by the board of
directors, the record date for determining the shareholders
entitled to receive payment of any dividend or other distribution or allotment of any rights or exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, shall be the close of business on the day on which the board of directors adopts the resolution
relating thereto. A determination of shareholders of record
entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

          Section  11.   List of Shareholders.  The officer or
agent having charge of the stock transfer books shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file in the city where the meeting is to be held at the specific location stated in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. Such shareholder list shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer book or to vote at any such meeting of shareholders.

          Section 12.    Election Inspectors.  One or more
inspectors shall be appointed prior to or at any meeting of shareholders to act at the meeting and make a written report.
Each inspector, prior to discharging his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.
The inspectors shall: (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain records of any challenge made to the inspector's determination, and (v) certify the determination of the number of shares represented and the count of the votes and ballots. The opening and closing of the polls shall be announced at the meeting, and no ballots, votes, proxies or changes may be accepted by the inspector after the polls close.

          Section  13.   Action Without a Meeting.  Any action
required or permitted to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less that the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

          Section 14.  Telephone Meetings.  Shareholders may
participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.
Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                           ARTICLE III

                            DIRECTORS

          Section  1.    Number and Election.  The number of
directors of the corporation shall not be less than one (1) nor more than twenty (20) and within that minimum and maximum shall be such number as shall be from time to time specified by resolution of the board of directors; provided, however, no director's term shall be shortened by reason of a resolution reducing the number of directors and, further provided, that the number of directors constituting the initial board of directors shall be four (4), and shall remain at such number unless and until changed by resolution of the board of directors. The directors shall be elected at the annual meeting of the shareholders, except as provided in Section 2 of this Article, and each director elected shall hold office for the term for which he is elected and until his successor is elected and qualified. Directors need not be residents of the State of Delaware, the United States or shareholders of the corporation.
Any director may be removed at any time, with or without cause, at any special or annual meeting of the shareholders, by the affirmative vote of a majority in number of shares of the shareholders present, in person or by proxy, at such meeting and entitled to vote for the election of such director if notice of intention to act upon such matter shall have been given in the notice calling such a meeting.

          Section 2. Vacancies. Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors, except that any vacancy in the board of directors resulting from the removal of a director by the shareholders shall be filled only by the shareholders entitled to vote at an annual meeting or a special meeting called for that purpose. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. A directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of the shareholders entitled to vote called for that purpose.

          Section  3.    Powers of the Board of Directors.  The
business and affairs of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these bylaws directed or required to be exercised and done by the shareholders.
          Section  4.    Place of Meetings.  Meetings of the
board of directors, regular or special, may be held either within or without the State of Texas.

          Section 5. Dates of Meetings. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the shareholders to fix the time and place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the shareholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

          Section 6.     Regular Meetings.  Regular meetings of
the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board of directors.

          Section 7.     Special Meetings.  Special meetings of
the board of directors may be held with or without notice and may be called by the president and shall be called by the secretary on the written request of two (2) directors, or if there are three (3) or fewer directors on the written request of one (1) director. Except as otherwise expressly provided by law, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

          Section 8.     Action by Majority Vote; Adjournments.
A majority of the directors shall constitute a quorum for the transaction of business. Unless a greater number is required by law or by the articles of incorporation, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors. In the event of a tie vote, fifty percent (50%) of the directors present at the meeting (at which a quorum is present) shall be deemed the act and deed of the board of directors, with the deadlock resolved under Section 9 below. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified and called.

          Section 9.     Resolving Deadlocks.  When voting on any
issue that requires only a simple majority of the directors
present at a meeting, the following mechanism shall be used to
resolve any director voting deadlocks.   When an issue has been
voted upon and results in a tie, the tie vote shall be announced by the chairman of the meeting, and another ballot shall be held immediately on the same issue.  If the second ballot also results in a tie, one director (the _Deciding Director_) shall be
entitled to cast another vote, thus breaking the tie.  The vote of the Deciding Director shall be deemed to be the act of the board of directors.  If the Deciding Director is not present, the issue shall be tabled until the next meeting of directors.  At any one time, only one director shall be the Deciding Director, but that title and position shall rotate among all directors throughout the year.  In the event that there are four directors, the position of Deciding Director shall pass from one director to another at the first day of each calendar quarter.  In the event that there are greater or fewer than four directors, the position of Deciding Director shall pass from one director to another at the first day of each calendar month.  The specific sequence of directors serving as the Deciding Director shall be determined by a majority vote at the first meeting of directors for any given calendar year.  In the event that a vote on the sequence of
directors to serve as Deciding Director ends in a tie or does not occur, the sequence for such year shall be alphabetical order by last name.

          Section 10.    Action By Written Consent.  Any action
required or permitted to be taken at a meeting of the board of directors or any committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the members of the board of directors or the committee, as the case may be, and such consent shall have the same force and effect as a unanimous vote at a meeting.

          Section 11.    Meetings By Telephone.  Members of the
board of directors and members of any committee designated by such board may participate in and hold a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

          Section 12.    Committees.  The board of directors, by
resolution adopted by a majority of the full board of directors, may designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in such resolution, shall have and may exercise all of the authority of the board of directors in the business and affairs of the corporation except where the action of the full board of directors is required by law. Vacancies in the membership of a committee shall be filled by the board of directors at a regular or special meeting of the board of directors. The executive committee shall keep regular minutes of its proceedings and report the same to the board when required.
The designation of any such committee and the delegation thereto of authority shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed upon it or him by law.

          Section 13. Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

          Section 14.    Chairman of the Board.  The  board of
directors may, in its discretion, choose a chairman of the board who shall preside at meetings of the shareholders and of the directors and shall be an ex officio member of all standing committees. The chairman of the board shall be a member of the board of directors but no officer of the corporation is required to be a director. The chairman of the board shall serve until his successor is chosen and qualified, but he may be removed at any time by the affirmative vote of a majority of the board of directors.

                           ARTICLE IV

                             NOTICES

          Section 1.     Method of Delivery.   Notices to
directors and shareholders shall be in writing and delivered personally or mailed to the directors or shareholders at their addresses appearing on the books of the corporation.  Notice by mail shall be deemed to be given at the time when same shall be mailed.  Notice to directors may also be given by (i) nationally recognized overnight delivery service and shall be deemed
delivered when deposited, (ii) facsimile, or (iii) e-mail and shall be deeded delivered upon confirmed transmission.

          Section 2.     Waiver of Notice.  Whenever any notice
is required to be given to any shareholder or director by law or under the provisions of the articles of incorporation or of these bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                            ARTICLE V

                            OFFICERS

          Section 1.     Officers.  The officers of the
corporation shall consist of a chief executive officer, president, chief operating officer, one or more vice presidents, treasurer and secretary, each of whom shall be appointed by the board of directors. Any two or more offices may be held by the same person. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the board of directors. The board of directors at its first meeting after each annual meeting of shareholders shall choose a chief executive officer, president, one or more vice presidents, treasurer and secretary none of whom need be a member of the board. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

          Section 2.     Term; Removal.  The officers of the
corporation shall hold office until their successors are chosen and qualify. Any officer or agent or member of a committee elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise shall be filled by the board of directors.

          Section 3.     Chief Executive Officer.  The chief
executive officer shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect.
He shall have the power to vote all shares of voting capital stock owned or controlled by the corporation, in such manner as the board of directors may from time to time instruct, but if no such instruction is given, then he shall vote such stock in the manner he deems to be in the best interests of the corporation.
He shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe, and he may from time to time delegate duties, authority and powers to the other officers of the corporation.
In the absence of the chairman of the board or in the event the board of directors shall not have designated a chairman of the board, the chief executive officer shall preside at meetings of the shareholders and the board of directors.

          Section 4.     Chief Operating Officer.  The chief
operating officer shall active, day-to-day control over the operations of the business of the corporation. He shall be a member of the management committee of the corporation, if one is established. He shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe, and he may from time to time delegate duties, authority and powers to the other officers of the corporation.

          Section 5.     President.  The president, in the
absence or disability of the chief executive officer, shall
perform the duties and exercise the powers of the chief executive
officer.   He shall perform such other duties and have such other
authority and powers as the board of directors may from time to time prescribe, and he may from time to time delegate duties, authority and powers to the other officers of the corporation.

          Section 6.     Vice Presidents.  The vice presidents,
if same are elected, in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president. They shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

          Section 7.     Secretary.  The secretary shall attend
all meetings of the board of directors and all meetings of the shareholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall keep in safe custody the seal of the corporation and, when authorized by the board of directors affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or an assistant secretary.

          Section 8.     Assistant Secretaries.  The assistant
secretaries in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary. They shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

          Section 9.     Treasurer.  The treasurer, if same is
elected, shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors at its regular meetings or when the board of directors so requires an account of all his transactions as treasurer and of the financial condition of the corporation. If required by the board of directors the treasurer shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, moneys and other properties of whatever kind in his possession or under his control belonging to the corporation.

          Section 10.    Assistant Treasurers.  The assistant
treasurers in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer. They shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                           ARTICLE VI

                     CERTIFICATE FOR SHARES

          Section 1.     Certificates.  The corporation shall
deliver certificates representing all shares to which shareholders are entitled; and such certificates shall be signed by the president or a vice president, and the secretary or an assistant secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof. Each certificate representing shares shall state upon the face thereof that the corporation is organized under the laws of the State of Delaware, the name of the person to whom issued, the number and class of shares and designation of the series, if any, which such certificate represents, and the par value of each share represented by such certificate.

          Section 2.     Class Designations.  If the corporation
is authorized to issue shares of more than one class, each certificate representing shares issued by the corporation (1) shall conspicuously set forth on the face or back of the certificate a full statement of (a) all of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued and, (b) if the corporation is authorized to issue shares of any preferred or special class in series, the variations in the relative rights and preferences of the shares of each such series to the extent they have been fixed and determined and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series; or (2) shall conspicuously state on the face or back of the certificate that the corporation will furnish a copy of such statement, without charge, to each shareholder who so requests it.

          Section 3. Facsimile Signatures. The signatures of the president or vice president and the secretary or assistant secretary upon a certificate may be facsimiles, if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of issuance.

          Section 4.     Lost Certificates.  The board of
directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

          Section 5.     Transfer of Certificate; Transfer
Agents. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.
The board of directors may from time to time appoint one or more transfer agents or registrars and may in its discretion require all certificates of stock to bear the signature or signatures of any of them.

          Section 6.     Restrictions on Transfer of Shares.  If
the corporation issues any shares which are not registered under the Securities Act of 1933, as amended, the transfer of any such shares shall be restricted in accordance with the following legend:
     "The shares represented by this certificate have not been registered under The Securities Act of 1933, as amended (the
     "Act"), and may not be offered for sale, sold or transferred unless a registration statement under the Act is then in effect with respect to such shares or an exemption from the registration requirement of the Act is then in fact applicable to such sale, transfer or offer for sale."
          If the shares are offered pursuant to Regulation D, promulgated by the Securities and Exchange Commission under Sections 3(b) and 4(2) of the Securities Act of 1933, as amended, the following language should be added to the legend:
     "In addition, these shares have been issued pursuant to Regulation D under the Act, and as `restricted securities,
,'
     as that term is defined in Rule 144 under the Act, may be subject to restrictions on resale."

     Similarly, if the corporation issues any securities which are not registered under the securities laws of the state of incorporation of the corporation (or other relevant state), the transfer of any such securities shall, to the extent required by law, be restricted in accordance with the appropriate legend placed upon the certificate or instrument evidencing the same.

     In the event any restriction on the transfer, or registration of the transfer, of shares shall be imposed or agreed to by written agreement, if such restriction is permitted by Delaware Corporation Law, such restriction shall be noted conspicuously on each certificate representing shares so restricted.

          Section 7. Registered Shareholders. The corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

                           ARTICLE VII
                       GENERAL PROVISIONS
          Section 1.     Form of Dividends.  The board of
directors may declare and the corporation may pay dividends on its outstanding shares in cash, property, or its own shares
pursuant to law and subject to the provisions of its articles of incorporation.
 .

          Section 2. Reserves. The board of directors may by resolution create a reserve or reserves out of earned surplus for any proper purpose or purposes, and may abolish any such reserve in the same manner.

          Section 3. Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

          Section 4.     Fiscal Year.  The fiscal year of the
corporation shall be fixed by the resolution of the board of directors.

          Section 5.     Seal.  The corporate seal shall have
inscribed thereon the name of the corporation. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

          Section 6.     Indemnification of Officers and
Directors. The corporation shall indemnify its officers, directors, employees and agents to the extent permitted by the General Corporation Law of Delaware and by the articles of incorporation.

                          ARTICLE VIII
                       AMENDMENT OF BYLAWS
          These bylaws may be altered, amended or repealed or new bylaws may be adopted at any meeting of the board of directors at which a quorum is present, by the affirmative vote of a majority of the directors present at such meeting (provided notice of the proposed alteration, amendment or repeal is contained in the notice of the meeting), subject to repeal or change at any meeting of the shareholders at which a quorum is present, by the affirmative vote of a majority of the shareholders present at such meeting (provided notice of the proposed alteration, amendment or repeal is contained in the notice of the meeting).
These bylaws were duly adopted at a meeting of the Board of Directors this 19th day of July, 2000.


                              Paul L. Barham, Secretary
